Exhibit 5
BRUSSELS
CHICAGO
DENVER
DETROIT
JACKSONVILLE
LOS ANGELES
MADISON
MILWAUKEE
ORLANDO
SACRAMENTO
SAN DIEGO/DEL MAR
SAN FRANCISCO
TALLAHASSEE
TAMPA
WASHINGTON, D.C.
WEST PALM BEACH
                                 August 23, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Hanger Orthopedic Group, Inc.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We are counsel to Hanger Orthopedic Group, Inc. (the "Company") and have represented the Company in connection with the preparation of the Registration Statement on Form S-3 being filed today with the Commission (together with all exhibits thereto, the "Registration Statement"). The Registration Statement relates to the resale by a certain shareholder (the "Selling Shareholder") of up to a total of 601,218 shares of the Company's common stock, par value $.01 per share, which may be acquired by the Selling Shareholder upon the exercise of an option granted to it by the Company under a Non-qualified Stock Option Agreement dated as of December 12, 2001, as amended (the "Agreement"). The shares to be covered by the Registration Statement are hereinafter referred to as the "Shares."

         This opinion is being delivered to the Commission as Exhibit 5 to the Registration Statement.

         We have examined (i) the Certificate of Incorporation, and all amendments thereto, of the Company, certified by the Secretary of the State of the State of Delaware, (ii) the By-laws of the Company, certified by the Secretary of the Company as being those currently in effect, (iii) the Registration Statement, (iv) the Agreement and (v) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

         Based upon the foregoing, it is our opinion that the Company is a corporation duly organized and existing under the laws of the State of Delaware. Furthermore, it is our opinion that the Shares presently are legally issued, fully paid and non-assessable. Finally, it is our opinion that after the Registration Statement has become effective under the Securities Act of

FOLEY & LARDNER
WASHINGTON HARBOUR
3000 K STREET, N.W., SUITE 500
WASHINGTON, D.C.  20007-5143

TEL: 202.672.5300
FAX: 202.672.5399
WWW.FOLEYLARDNER.COM

Securities and Exchange Commission
August 23, 2002
Page 2


1933 and the Shares have been sold in accordance with the Registration Statement, the Shares will continue to be legally issued, fully paid and non-assessable.

         This firm hereby consents to the reference to it in the Registration Statement and the filing of this opinion as Exhibit 5 thereto.

                                               Sincerely,

                                               /s/ Foley & Lardner

                                               Foley & Lardner